Exhibit 99.1
American Healthcare REIT Declares First Quarter 2025 Distribution

IRVINE, Calif., March 19, 2025 — American Healthcare REIT, Inc. (NYSE: AHR) announced today that its board of directors has declared a quarterly distribution of $0.25 per share for the quarter ending March 31, 2025. The distribution will be payable in cash on or about April 17, 2025, to all holders of record of its common stock as of the close of business on March 31, 2025.
About American Healthcare REIT, Inc.
American Healthcare REIT, Inc. (NYSE: AHR) is a real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate, focusing primarily on senior housing communities, skilled nursing, and outpatient medical buildings across the United States, the United Kingdom and the Isle of Man.
SOURCE American Healthcare REIT, Inc.
Investor Contact:
Alan Peterson
VP, Investor Relations & Finance
(949) 270-9200
investorrelations@ahcreit.com

Media Contact:
Damon Elder
Spotlight Marketing Communications
(949) 427-1377
damon@spotlightmarcom.com